UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2024

PACTIV EVERGREEN INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39528	88-0927268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. Field Court
Lake Forest, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 482-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2024, Pactiv Evergreen Inc. (the “Company”) amended and restated the Equity Incentive Plan of the Company (the “Plan Amendment”). The Plan Amendment was previously approved by the Board of Directors (the “Board”) of the Company, subject to stockholder approval, and was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 5, 2024 (the “Annual Meeting”), as further described in Item 5.07 of this Current Report on Form 8-K.

The material terms of the Plan Amendment are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2024 (the “Proxy Statement”), which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on June 5, 2024, the Company amended its Amended and Restated Certificate of Incorporation to include an officer exculpation provision (the “Charter Amendment”), as described in the Proxy Statement. The Charter Amendment was previously approved by the Board, subject to stockholder approval, and was approved by the Company’s stockholders at the Annual Meeting, as further described in Item 5.07 of this Current Report on Form 8-K.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted above, on June 5, 2024, the Company held the Annual Meeting. At the Annual Meeting, proxies representing 175,786,098 shares (“Shares”) of the Company’s common stock, par value $0.001 per Share, or approximately 98.1% of the Shares entitled to vote, were present by proxy and voted on the following five proposals, each of which is described in more detail in the Proxy Statement. The Company’s inspector of elections certified the vote tabulations indicated below.

Proposal 1 – Election of Directors

The individuals listed below were elected at the Annual Meeting to serve on the Board until the Company’s 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes	Total
LeighAnne G. Baker	166,684,378	5,722,518	3,379,202	175,786,098
Duncan J. Hawkesby	170,337,391	2,069,505	3,379,202	175,786,098
Allen P. Hugli	153,224,367	19,182,529	3,379,202	175,786,098
Michael J. King	171,352,578	1,054,318	3,379,202	175,786,098
Linda K. Massman	172,330,143	76,753	3,379,202	175,786,098
Rolf Stangl	167,666,397	4,740,499	3,379,202	175,786,098
Felicia D. Thornton	170,757,320	1,649,576	3,379,202	175,786,098

Proposal 2 – Ratification of the Appointment of PricewaterhouseCoopers LLP

Proposal 2 was a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Total
174,926,224	856,053	3,821	175,786,098

Proposal 3 – Say on Pay Vote

Proposal 3 was an advisory vote to approve the Company’s named executive officer compensation for 2023, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Broker Non-Vote	Total
171,174,670	1,227,372	4,854	3,379,202	175,786,098

Proposal 4 – Amendment and Restatement of Equity Incentive Plan

Proposal 4 was a proposal to approve the Plan Amendment, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Broker Non-Vote	Total
144,907,302	27,494,434	5,160	3,379,202	175,786,098

Proposal 5 – Amendment to Certificate of Incorporation Relating to Officer Exculpation

Proposal 5 was a proposal to approve the Charter Amendment, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Broker Non-Vote	Total
152,092,879	20,304,153	9,864	3,379,202	175,786,098

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Pactiv Evergreen Inc., dated as of June 5, 2024.
10.1*	Amended and Restated Equity Incentive Plan of Pactiv Evergreen Inc., dated as of June 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer and Secretary